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                                                                      EXHIBIT 21

                        Subsidiaries of the Registrant

American Retirement Corporation II
ARCLP - Charlotte, LLC
A.R.C. Management Corporation
ARC Corpus Christi, Inc.
ARC Oak Park, Inc.
ARC Equities - Lexington, Inc.
ARC Fort Austin Properties, Inc.
Fort Austin Limited Partnership
Trinity Towers Limited Partnership
Holley Court Terrace, L.P.
Carriage Club of Charlotte, L.P.
Carriage Club of Jacksonville, L.P.
A.R.C. Chattanooga, Inc.